UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

                    Date of Report:  January 31, 2006


                        Home Federal Bancorp, Inc.
           (Exact name of registrant as specified in its charter)

      Federal                      000-50901            20-0945587
  (State or other jurisdiction  (Commission File     (I.R.S. Employer
   of incorporation)                 Number)        Identification No.)

                            500 12th Avenue South
                             Nampa, Idaho  83651
             (Address of principal executive offices and zip code)

                              (208) 466-4634
            (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

  [  ]  Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

  [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
-------------------------------------------------------

On January 31, 2006, Home Federal Bancorp, Inc. issued its earnings release for the first quarter of its fiscal year ending September 30, 2006. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
-------------------------------------------

      (c)    Exhibits

      99.1   Press release of Home Federal Bancorp, Inc. dated January 31,
             2006

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                HOME FEDERAL BANCORP, INC.

  Date:  January 31, 2006       By:/s/Robert A. Schoelkoph
                                   -----------------------------------
                                   Robert A. Schoelkoph
                                   Senior Vice President and
                                   Chief Financial Officer

                                 Exhibit 99.1

                                   Contact:
                                   Home Federal Bancorp, Inc.
                                   Daniel L. Stevens, Chairman,
                                   President & CEO
                                   Robert A. Schoelkoph, SVP, Treasurer & CFO
[Home Federal Bancorp, Inc. Logo]  208-466-4634
500 12th Ave. South *              www.myhomefed.com
Nampa, ID 83651


PRESS RELEASE   For Immediate Release
------------------------------------------------------------------------------

       HOME FEDERAL BANCORP, INC. ANNOUNCES FIRST QUARTER EARNINGS

Nampa, ID (January 31, 2006) - Home Federal Bancorp, Inc. (the "Company") (Nasdaq: HOME), the parent company of Home Federal Bank (the "Bank"), today announced earnings for the first quarter of its fiscal year ending September 30, 2006. For the quarter ended December 31, 2005, the Company reported net income of $1.8 million, or $0.12 per diluted share, compared to $74,000, or less than $.01 per diluted share, for the same period a year ago. The results for the quarter ended December 31, 2004 include a $1.8 million pre-tax expense for establishing the Home Federal Foundation, Inc. (the "Foundation"). Excluding the expense for establishing the Foundation, the Company had net income of $1.2 million, or $0.08 per diluted share, for the quarter ended December 31, 2004.

"We have continued to successfully meet our goals and strategic business plan since our conversion to a publicly-traded company," said Daniel L. Stevens, Chairman and CEO. "We are also pleased to report the conversion of the Company's core processing system and redesign of our website this quarter. The new system and website will enable the Company to efficiently handle transactions as well as product and service expansion for our growing business."

The following table reconciles the Company's actual net income to pro forma net income for the quarter ended December 31, 2004, exclusive of the contribution to the Foundation, as adjusted for Federal and state taxes (in thousands, except per share data):


                                    Three Months Ended
                                        December 31,
                                   ---------------------
                                     2005          2004
                                   -------       -------
                                        (unaudited)
Pro forma disclosure
   Net income, as reported          $1,760        $   74
   Contribution to Foundation            -         1,825
   Federal and state income tax
    expense                              -          (712)
                                   -------       -------
   Pro forma net income             $1,760        $1,187
                                   =======       =======
Earnings per share
   Diluted as reported               $0.12         $0.00
   Pro forma diluted                 $0.12         $0.08


First Quarter Highlights (at or for the periods ended December 31, 2005 compared to December 31, 2004):

   *    Pro forma net income increased 48% to $1.8 million
   *    Net interest income increased 20% to $6.0 million
   *    Noninterest income increased 27% to $2.8 million

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Home Federal Bancorp, Inc.
January 31, 2006
Page 2 of 7


   *    Total assets increased 13% to $695.7 million
   *    Net loans increased 9% to $439.2 million
   *    Deposits increased 14% to $410.2 million
   * Non-performing assets decreased 74% to $180,000 or 0.03% of total assets

Operating Results:

Revenues for the quarter ended December 31, 2005, which consisted of net interest income before the provision for loan losses plus noninterest income, increased 22% to $8.8 million for the quarter, compared to $7.2 million for the quarter ended December 31, 2004. Net interest income before the provision for loan losses increased 20% to $6.0 million for the quarter ended December 31, 2005, compared to $5.0 million for the same quarter of the prior year. On December 6, 2004, the Bank completed its mutual holding company reorganization, at which time the Bank converted to stock form and the Company was organized. In connection with the reorganization, the Company received $53.6 million in net proceeds from a minority stock offering. The majority of the proceeds were invested in mortgage-backed securities. Revenues from mortgage-backed securities increased $1.0 million to $2.4 million for the quarter ended December 31, 2005, compared to $1.4 million for the quarter ended December 31, 2004.

For the quarter ended December 31, 2005, net interest income after provision for loan losses increased 20% to $5.9 million, compared to $4.9 million for the same quarter a year ago. For the quarter ended December 31, 2005, a provision for loan losses of $55,000 was established by management in connection with its analysis of the loan portfolio compared to a provision for loan losses of $59,000 established for the same quarter of the prior year.

The Company's net interest margin increased 15 basis points to 3.66% for the quarter ended December 31, 2005, from 3.51% for the same quarter last year. The cost of deposits was 1.80% for the first quarter of fiscal 2006 compared to 1.56% for the first quarter of the prior year. During the current quarter, the Company revised its estimate of accrued interest on an escalator certificate of deposit product. The revision resulted in a $310,000 reduction in interest expense for the quarter ended December 31, 2005. Excluding the revision, the net interest margin and cost of deposits for the first quarter were 3.47% and 2.15%, respectively. The decline in net interest margin to 3.47% reflects the relatively flat yield curve that currently exists, as the cost of shorter-term deposits and borrowed funds increased more rapidly than the yield on longer-term assets. Although the Company believes the repricing of existing and new loans over time will help counter the trend in net interest margin, pressure will likely continue in the near term as a result of the flat yield curve environment.

Noninterest income increased 27% to $2.8 million for the quarter ended December 31, 2005, compared to $2.2 million for the same quarter a year ago. The increase in noninterest income is primarily attributable to a $427,000 increase in service charges as a result of enhancements to the retail checking program related to the core processing conversion in the current quarter.

Noninterest expense for the quarter ended December 31, 2005 decreased 17% to $5.9 million, from $7.1 million for the comparable period a year earlier. The $1.2 million decrease was primarily a result of the $1.8 million contribution to the Foundation during the quarter ended December 31, 2004. Compensation and benefits increased $753,000 to $3.8 million for the quarter ended December 31, 2005 as compared to $3.1 million for the same quarter a year ago. The majority of the increase is attributable

Home Federal Bancorp, Inc.
January 31, 2006
Page 3 of 7


to the establishment of the equity compensation plans during the prior fiscal year, annual merit increases, and an increase in employee commissions and incentive plans. The equity compensation plans include the Company's employee stock option plan ("ESOP"), 2005 Recognition and Retention Plan ("RRP") and 2005 Stock Option and Incentive Plan. The efficiency ratio improved to 66.95% for the quarter ended December 31, 2005 compared to 97.93% for the same quarter a year ago. Excluding the non-recurring contribution to the Foundation, the efficiency ratio was 72.61% for the quarter ended December 31, 2004. The efficiency ratio indicates how much is spent on non-interest expenses as a percentage of total revenue.

Balance Sheet Growth:

Total assets increased 13% to $695.7 million at December 31, 2005 compared to $618.3 million a year earlier. Total assets at December 31, 2005 increased $6.1 million, or less than 1%, from $689.6 million at September 30, 2005.

Net loans at December 31, 2005 increased 9% to $439.2 million, compared to $401.8 million at December 31, 2004. Single family lending represented 62% of the Bank's loan portfolio at December 31, 2005, compared to 63% at December 31, 2004. Commercial real estate loans accounted for 28% of the Bank's loan portfolio at December 31, 2005, compared to 27% at December 31, 2004.

Credit quality remains high, as non-performing assets were $180,000, or 0.03% of total assets, at December 31, 2005, compared to $685,000, or 0.11% of total assets, at December 31, 2004. The allowance for loan losses was $2.9 million, or 0.66% of gross loans, including loans held for sale, at December 31, 2005 compared to $2.7 million, or 0.66% of gross loans, at December 31, 2004. Despite a surge in bankruptcy filings prior to the October 17, 2005 effective date of the new bankruptcy laws, the Company does not anticipate material increases in the provision for loan losses as a result of charge-offs related to these additional filings.

Deposits increased 14% to $410.2 million at December 31, 2005 compared to $358.8 million at December 31, 2004. Noninterest-bearing demand deposits increased $15.0 million to $47.4 million at December 31, 2005, compared to $32.4 million at December 31, 2004. Interest-bearing demand deposits decreased $3.2 million to $129.6 million at December 31, 2005, compared to $132.8 million at December 31, 2004. Certificates of deposit increased $39.4 million to $208.1 million at December 31, 2005, compared to $168.7 million at December 31, 2004. The majority of the increase in certificates of deposits was in 12 to 23 month terms. Advances from the Federal Home Loan Bank ("FHLB") increased 16% to $171.8 million at December 31, 2005 compared to $148.3 million at December 31, 2004. The Company utilizes advances from the FHLB as an alternative funding source to retail deposits in order to manage funding costs, reduce interest rate risk and to leverage the Balance Sheet.

Stockholders' equity increased $3.0 million to $103.2 million at December 31, 2005, compared to $100.2 million at December 31, 2004. The increase was primarily the result of $7.0 million in net income for the period and $707,000 in earned ESOP shares, offset by $1.1 million of cash dividends paid to stockholders and $3.9 million for the repurchase of 298,092 shares of common stock for the RRP plan. The Company's book value per share as of December 31, 2005 was $6.81 per share based upon 15,152,114 outstanding shares of common stock.

Home Federal Bancorp, Inc.
January 31, 2006
Page 4 of 7


About the Company:

Home Federal Bancorp, Inc. is a savings and loan holding company headquartered in Nampa, Idaho. It is the subsidiary of Home Federal MHC, a federally chartered mutual holding company, and the parent company of Home Federal Bank, a federal savings bank that was originally organized as a building and loan association in 1920. The Company serves the Treasure Valley region of southwestern Idaho, which includes Ada, Canyon, Elmore and Gem Counties, through 14 full-service banking offices and two mortgage loan centers. For more information, visit the Company's web site at www.myhomefed.com


Forward Looking Statements:

Statements in this report regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. Actual results could be materially different from those expressed or implied by the forward-looking statements. Factors that could cause results to differ include but are not limited to: general economic and banking business conditions, competitive conditions between banks and non-bank financial service providers, interest rate fluctuations, regulatory and accounting changes, the value of mortgage servicing rights, risks related to construction and development, commercial real estate and consumer lending and other risks. Additional factors that could cause actual results to differ materially are disclosed in Home Federal Bancorp, Inc.'s recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements are accurate only as of the date released, and we do not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Home Federal Bancorp, Inc.
January 31, 2006
Page 5 of 7



HOME FEDERAL BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS                       December 31,       September 30,       December 31,
(In thousands, except share data) (Unaudited)        2005                2005               2004
                                                 -------------      -------------       -------------

ASSETS
   Cash and amounts due from depository
    institutions                                   $ 11,051            $ 19,033           $ 10,795
   Mortgage-backed securities available
    for sale, at fair value                          13,957              14,830             18,922
   Mortgage-backed securities held to
    maturity, at cost                               187,498             180,974            150,400
   Federal Home Loan Bank stock, at cost              9,591               9,591              7,797
   Loan receivable, net of allowance for
    loan losses of  $2,924, $2,882 and $2,675       439,241             430,944            401,752
   Loans held for sale                                3,567               5,549              1,586
   Accrued interest receivable                        2,683               2,458              2,180
   Property and equipment, net                       13,375              11,995             10,668
   Mortgage servicing rights, net                     2,576               2,671              3,056
   Bank owned life insurance                         10,181              10,099             10,126
   Real estate and other property owned                 175                 534                 49
   Other assets                                       1,823                 899                990
                                                  ---------           ---------          ---------
     TOTAL ASSETS                                  $695,718            $689,577           $618,321
                                                  =========           =========          =========
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
   Deposit accounts
    Noninterest-bearing demand deposits            $ 47,437            $ 46,311           $ 32,384
    Interest-bearing demand deposits                129,581             127,330            132,805
    Savings deposits                                 25,128              25,219             24,975
    Certificates of deposit                         208,078             197,465            168,659
                                                  ---------           ---------          ---------
       Total deposit accounts                       410,224             396,325            358,823

   Advances by borrowers for taxes and
    insurance                                           926               3,898              1,829
   Interest payable                                   1,275               1,670              1,475
   Deferred compensation                              3,234               3,049              2,666
   Federal Home Loan Bank advances                  171,788             175,932            148,324
   Deferred income tax liability                      1,175               1,205              2,185
   Other liabilities                                  3,939               6,131              2,836
                                                  ---------           ---------          ---------
     Total liabilities                              592,561             588,210            518,138

STOCKHOLDERS' EQUITY
   Serial preferred stock, $.01 par value;
    5,000,000 authorized issued and outstanding,
    none                                                  -                   -                  -
   Common stock, $.01 par value; 50,000,000
    authorized, issued and outstanding:
     Dec. 31, 2005 - 15,208,750 issued,
       15,152,114 outstanding                           152                 149                152
     Sept. 30, 2005 - 15,208,750 issued, 14,910,658
       outstanding
     Dec. 31, 2004 - 15,208,750 issued, 15,208,750
       outstanding
   Additional paid-in capital                        56,373              56,115             59,898
   Retained earnings                                 51,291              49,818             45,173
   Unearned shares issued to employee stock
    ownership plan                                   (4,449)             (4,550)            (4,934)
   Accumulated other comprehensive loss                (210)               (165)              (106)
                                                  ---------           ---------          ---------
     Total stockholders' equity                     103,157             101,367            100,183
                                                  ---------           ---------          ---------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $695,718            $689,577           $618,321
                                                  =========           =========          =========

Home Federal Bancorp, Inc.
January 31, 2006
Page 6 of 7

HOME FEDERAL BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME                   Three Months Ended
(In thousands, except share data) (Unaudited)           December 31,
                                                ------------------------
                                                     2005         2004
                                                -----------  -----------
Interest and dividend income:
   Loan interest                                     $6,934       $6,069
   Investment interest                                   11          243
   Mortgage-backed security interest                  2,386        1,363
   Federal Home Loan Bank dividends                       -            -
     Total interest and dividend income               9,331        7,675
                                                -----------  -----------
Interest expense:
   Deposits                                           1,597        1,425
   Federal Home Loan Bank advances                    1,752        1,261
                                                -----------  -----------
     Total interest expense                           3,349        2,686
                                                -----------  -----------
     Net interest income                              5,982        4,989

Provision for loan losses                                55           59
                                                -----------  -----------
     Net interest income after provision
      for loan losses                                 5,927        4,930
                                                -----------  -----------
Noninterest income:
   Service charges and fees                           2,386        1,959
   Gain on sale of loans                                311           68
   Increase in cash surrender value of bank
    owned life insurance                                 82           75
   Loan servicing fees                                  160          172
   Mortgage servicing rights, net                       (96)         (96)
   Other                                                (42)          39
                                                -----------  -----------
     Total noninterest income                         2,801        2,217
                                                -----------  -----------
Noninterest expense:
   Compensation and benefits                          3,806        3,053
   Occupancy and equipment                              728          719
   Data processing                                      341          443
   Advertising                                          214          340
   Postage and supplies                                 231          210
   Professional services                                187          219
   Insurance and taxes                                  103           66
   Charitable contribution to Foundation                  -        1,825
   Other                                                270          182
                                                -----------  -----------
     Total noninterest expense                        5,880        7,057
                                                -----------  -----------

Income before income taxes                            2,848           90

Income tax expense                                    1,088           16
                                                -----------  -----------
     NET INCOME                                      $1,760       $   74
                                                ===========  ===========
Earnings per common share:
   Basic                                              $0.12        $0.00
   Diluted                                            $0.12        $0.00

Weighted average number of shares outstanding:
   Basic                                         14,466,288   14,710,589
   Diluted                                       14,469,663   14,710,589

Home Federal Bancorp, Inc.
January 31, 2006
Page 7 of 7

                                                  At Or              At Or
HOME FEDERAL BANCORP, INC. AND SUBSIDIARY        For The            For The
ADDITIONAL FINANCIAL INFORMATION               Three Months        Year Ended
(Dollars in thousands, except share data)      Ended Dec. 31,       Sep. 30,
(Unaudited)                                        2005               2005
                                              -------------       -----------

FINANCIAL CONDITION DATA
  Average interest-earning assets                $653,178           $606,690
  Average interest-bearing liabilities            528,590            501,124
  Net average earning assets                      124,588            105,566
  Average interest-earning assets to average
   interest-bearing liabilities                    123.57%            121.07%
  Stockholders' equity to assets                    14.83%             14.70%


ASSET QUALITY
  Allowance for loan losses                        $2,924             $2,882
  Non-performing loans                                  5                478
  Non-performing assets                               180              1,012
  Allowance for loan losses to non-performing
   loans                                        58,480.00%            602.93%
  Allowance for loan losses to gross loans
   and loans held for sale                           0.66%              0.66%
  Non-performing loans to gross loans
   and loans held for sale                           0.00%              0.11%
  Non-performing assets to total assets              0.03%              0.15%


                                     At Or For The Three Months
                                           Ended Dec. 31,
                                   ------------------------------
                                       2005             2004
                                   -----------         ----------


SELECTED PERFORMANCE RATIOS
  Return on average assets (1)         1.02%              0.05%
  Return on average equity (1)         6.82%              0.48%
  Net interest margin (1)              3.66%              3.51%
  Efficiency ratio                    66.95%             97.93%
  Efficiency ratio, excluding
   non-recurring items (2)            66.95%             72.61%

PER SHARE DATA
  Basic earnings per share            $0.12              $0.00
  Diluted earnings per share           0.12               0.00
  Book value per share                 6.81               6.59
  Cash dividends declared per share    0.05               0.00
  Average number of shares
   outstanding:
   Basic (3)                     14,466,288         14,710,589
   Diluted (3)                   14,469,663         14,710,589


(1) Amounts are annualized.
(2) Noninterest expense divided by net interest income plus noninterest income. The pro forma efficiency ratio for the three months ended December 31, 2004 excludes the effect of the $1.8 million contribution to the Foundation.
(3) Amounts calculated exclude ESOP shares not committed to be released and unvested restricted shares granted under the RRP.